Exhibit 21.1

SUBSIDIARIES OF HYSTER-YALE MATERIALS HANDLING, INC.

The following is a list of active subsidiaries as of the date of the filing with the Securities and Exchange Commission of the Annual Report on Form 10‑K to which this is an Exhibit. Except as noted, all of these subsidiaries are wholly owned, directly or indirectly.

Name	Incorporation

Auramo OY	Finland
Bolzoni Auramo AB	Sweden
Bolzoni Auramo B.V.	Netherlands (51%)
Bolzoni Auramo Canada Ltd.	Canada
Bolzoni Auramo Inc.	South Carolina
Bolzoni Auramo Polska SP Zoo	Poland (60%)
Bolzoni Auramo Pty Ltd.	Australia
Bolzoni Auramo (Shanghai) Forklift Truck Attachment Co. Ltd.	China (60%)
Bolzoni Auramo SL Sociedad Unipersonal	Spain
Bolzoni Auramo (Wuxi) Forklift Truck Attachment Co. Ltd.	China (80%)
Bolzoni Capital Holding B.V.	Netherlands
Bolzoni Capital UK, Limited	United Kingdom
Bolzoni Italia Srl	Italy
Bolzoni (Hebei) Forks	China (80%)
Bolzoni Holdings LLC	Delaware
Bolzoni Holding Hong Kong	Hong Kong (PRC)(80%)
Bolzoni Holding SpA	Italy
Bolzoni Ltd.	United Kingdom
Bolzoni Portugal Lda.	Portugal (31%)
Bolzoni Sarl	France
Bolzoni South America Acessorios Para Empilhadeiras Ltda.	Brazil
Bolzoni SpA	Italy
G2A	France (75%)
Hiroshima Yale Co., Ltd.	Japan (10%)
HYG Financial Services, Inc.	Delaware (20%)
HYG Telematics Solutions Limited	United Kingdom
Hyster (H.K.) Limited	Hong Kong (PRC)
Hyster Overseas Capital Corporation, LLC	Delaware
Hyster-Yale Acquisition Holding Limited	United Kingdom
Hyster-Yale Australia Holding Pty Ltd.	Australia
Hyster-Yale Asia-Pacific Pte. Ltd.	Singapore
Hyster-Yale Asia-Pacific Pty, Ltd.	Australia
Hyster-Yale Brasil Empilhadeiras Ltda.	Brazil
Hyster-Yale Canada ULC	Canada
Hyster-Yale Deutschland GmbH	Germany
Hyster-Yale Europe B.V.	Netherlands
Hyster-Yale France S.A.R.L.	France
Hyster-Yale Group, Inc.	Delaware
Hyster-Yale Group Limited	United Kingdom
Hyster-Yale Holding B.V.	Netherlands
Hyster-Yale International B.V.	Netherlands
Hyster-Yale Italia SpA	Italy
Hyster-Yale Lift Trucks India Private Limited	India
Hyster-Yale Lift Trucks Singapore Pte. Ltd.	Singapore
Hyster-Yale Maximal Forklift (Zhejiang) Co., Ltd.	China (75%)
Hyster-Yale Mauritius	Mauritius
Hyster-Yale Mexico S.A. de C.V.	Mexico
Hyster-Yale Nederland B.V.	Netherlands
Hyster-Yale UK Limited	United Kingdom

Name	Incorporation
Hyster-Yale UK Pension Co. Limited	United Kingdom
LLC Hans H. Meyer OOO	Russia (80%)
Maximal Forklift (Zhejiang) Co., Ltd.	China (75%)
Meyer GmbH	Germany
Nuvera Fuel Cells, LLC.	Delaware
Nuvera Fuel Cells (Zhejiang) Company Limited	China
Onoda Industry Co. Ltd.	Japan (20%)
Shanghai Hyster Forklift, Ltd.	China
SNP Estate Corporation	Philippines (20%)
Suminac Philippines, Inc.	Philippines (50%)
Sumitomo NACCO Forklift Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Sales Co., Ltd.	Japan (50%)
Sumitomo NACCO Forklift Vietnam Co., Ltd.	Vietnam (50%)
Tohoku Shinko Co., Ltd.	Japan (50%)
Tokai Shinko Co., Ltd.	Japan (15%)
Yale Materials Handling UK Ltd.	United Kingdom
Yale SLT Fordertechnik GmBH	Germany